U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2013

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

 On October 25, 2013, we and Regency Capital Corporation, (“Regency”), a company formed under the laws of the Turks and Caicos Islands, entered into the Share Purchase Agreement (the “Regency Share Purchase Agreement”), under which Regency agreed to purchase 600,000 shares of our Common Stock, par value $0.001 per share, during the period ending October 31, 2013 at a cash purchase price of $1.00 per share. A copy of the Regency Share Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

As of the date of this Current Report, Regency has purchased all 600,000 shares.

Regency is an existing shareholder and purchased 1,199,500 shares of our Common Stock directly from us during the first nine months of 2013, including 660,500 shares under the Share Purchase Agreement, dated July 25, 2013.

Restricted Shares

The shares that Regency has purchased are restricted shares and bear a restrictive legend. As part of the Regency Share Purchase Agreement, we have granted Regency the right, exercisable until October 25, 2014, to register the shares that it has purchased by participating in certain registrations that we file for the sale of our shares or for the resale of our shares by our shareholders. Subject to the terms of the Regency Share Purchase Agreement, we are obligated to use our reasonable best efforts to cause the filed registration statement to be declared effective under the Securities Act (the “Securities Act”) and to keep the registration statement continuously effective until the registered shares have been sold or may be sold under Rule 144 promulgated under the Securities Act without satisfaction of certain requirements of that Rule.

Use of Proceeds

The Regency Share Purchase Agreement provides that we will use the proceeds of the shares for our working capital purposes.

Need for Additional Financing

The proceeds of the shares that are subject to the Regency Share Purchase Agreement will not, in and of themselves, be sufficient to permit us to continue to operate at our current level of expenditure, and we must continue to seek additional funding if we are to remain in operation. Although we continue to approach investors in the United States and elsewhere to seek additional working capital funding, we cannot offer any assurances that our efforts will succeed or that we will be able to sell our shares in exchange for funding. If our efforts are not successful, we may cease our business operations.

Exemption from Registration

In the Regency Share Purchase Agreement, Regency represented to us that it was an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and was also not a “U. S. Person” within the meaning of Regulation S promulgated under the Securities Act. Regency also represented that it was not acquiring the shares under the Regency Share Purchase Agreement for the benefit of any U. S. Person, that it will be the sole beneficial owner of the shares and that it has not prearranged any sale to any persons in the United States. Regency was outside of the United States when it entered into the Regency Share Purchase Agreement and when it purchased the shares under that agreement. On the basis of the representations and warranties that Regency has made to us in the Regency Share Purchase Agreement, we believe that the sales of shares of our Common Stock under the Regency Share Purchase Agreements will be exempt from the registration requirements of the Securities Act.

The foregoing descriptions of the Regency Share Purchase Agreement is subject to, and qualified in its entirety by, such agreement attached as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Each issuance and sale of securities by us under the Regency Share Purchase Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation S promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement, dated as of October 25, 2013, between SurePure, Inc. and Regency Capital Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC. (Registrant)

Date: October 31, 2013	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase Agreement, dated as of October 25, 2013, between SurePure, Inc. and Regency Capital Corporation